The Articles of Association
                            for the Joint Venture of
                     Xianyang Yongxin Electronics Co., Ltd.





                                  May. 8, 1996
                            Xianyang, Shaanxi, China
----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                 Total Pages: 15

                                    Contents
                                    --------

  Chapter 1                 General Provisions

  Chapter 2                 Purpose and Scope of Business

  Chapter 3                 The Total Amount of Investment and
                            Registered Capital

  Chapter 4                 The Board of Directors

  Chapter 5                 Business Management Organization

  Chapter 6                 Finance and Accounting

  Chapter 7                 Profits Sharing

  Chapter 8                 Staff and Workers

  Chapter 9                 Duration, Termination and Liquidation

  Chapter 10                The Trade Union Organization

  Chapter 11                Rules and Regulations

  Chapter 12                Supplementary Articles

Chapter 1   General Provisions

Article one

In accordance with "The Law of People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and the contract signed between Xianyang Pianzhuan Development Co., Ltd. (Party A) and Asia Electronics Holding Co., Ltd. (Party B), the articles of association for the Chinese and (British) joint venture Xianyang Yongxin Electronics Co., Ltd., hereby is formulated at Xianyang City on May 8, 1996.

Article Two

The name of the joint venture company shall be Xianyang Yongxin Electronics Co., Ltd. Its legal address is at No. 70 West Weiyang Road, Xianyang City, Shaanxi Province, China.

Article Three

The names and legal addresses of the Parties to the joint venture are as follows:

Party A:

Xianyang Pianzhuan Development Co., Ltd., at No. 70 West Weiyang Road, Xianyang, Shaanxi, China.

Legal Representative:

Name:                               Du, Qing Song
Position:                           Chairman & CEO
Nationality:                        P.R. China

Party B:

Asia Electronics Holding Co., Ltd., registered in British Virgin Island. (Its legal address is at one world Trade Center, Suite 4629, New York, NY 10048, USA.)

Legal Representative:

Name:                               To, Shing Hoi

Article Four
The joint venture company is a limited liability company.

Article Five

The joint venture company as a Chinese legal entity is subject to the jurisdiction and protection of China's laws concerned. All its activities shall be governed by Chinese laws, decrees and other pertinent rules and regulations.

Chapter 2   Purpose and Scope of Business

Article Six

The purpose of the joint venture company is to enhance economic cooperation and technical exchange to improve the product quality, develop new products and gain competitive position in the world market in quality and price by adopting advanced and appropriate managing methods to ensure satisfactory economic benefits for all Parties to the joint venture company.

Article Seven

The production and sales scope of the joint venture company is to produce deflection yoke products and to study and develop other electronic products and provide with after-sale service.

Article Eight

The production scale of the joint venture company are as follows:

The production scale of the joint venture company put into operation is an annual output of 730,000 sets of 25" deflection yokes and components. (The product varieties may be developed.)

Article Nine

Products of the joint venture company are in accordance with provisions in Chapter 7 of the contract. The joint venture company may sell its products in domestic and international market, and the export should at least count for 60%.

Chapter 3   Total Amount of Investment and Registered Capital

Article Ten

The total amount of investment of the joint venture company is US$4,200,000

Investment contributed by the Parties is US$ 2,100,000, which will be the registered capital of the joint venture company.

Article Eleven

The investment contributed by each Party is as follows:

Party A:                   US$ 420,000
                           accounting for twenty percent;

Party B:                   US$ 1,680,000
                           accounting for eighty percent.

The registered capital of the joint venture company shall be paid by Party A and Party B according to their investment proportion.

Article Twelve

Party A and Party B will contribute their investment to the joint venture company according to Articles Ten and Eleven. The first contribution by each Party should be no less than 25% of its total contribution.

Article Thirteen

After the investment is paid by the Parties to the joint venture, a Chinese registered accountant hired by the joint venture company shall after investigation provide a certificate of verification, according to which the joint venture shall issue an Investment Certificate including the following items:

         1.  Name of the joint venture;

         2.  Date of establishment of the joint venture;

         3.  Names of the Parties and the investment contributed;

         4.  Date of the contribution of the investment; and

         5.  Date of issue of the Investment Certificate.

Article Fourteen

Within the duration of the joint venture, its registered capital shall not be reduced.

Article Fifteen

In case either Party to the joint venture assigns his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture in advance and the other party has preemptive right on it.

Article Sixteen

Any increase on assignment of the registered capital of the joint venture company shall gain consent from the Board of Directors and the case shall be submitted to the original examination and approval authority for approval. The registration procedures for the change shall be dealt with at the original registration and administration office.

Chapter 4   The Board of Directors

Article Seventeen

The Board of Directors shall be established as the highest authority of the joint venture company.

Article Eighteen

The Board of Directors shall decide all major issues concerning the joint venture company. It has the functions and power as follows:

        * Approve the important reports presented by the general manager on production scale, schedule and proposal for profit etc.

        *   Adopting major rules and regulations of the company

        *   Making decisions to set up branches

        *   Amending the articles of association of the company

        * Discussing and making decisions on the termination of production, termination of the company or merging with another economic organization

        * Making decisions on appointments of the general manager, the vice general manager, etc.

        * Being in charge of expiration of the company and the liquidation matters upon the expiration of the joint venture company

        *   Other major issues which shall be decided by the Board of Directors


Article Nineteen

The Board of Directors shall consist of 5 Directors, of which 1 shall be appointed by Party A, 4 by Party B. The term of office for the Directors is four years and may be renewed.

Article Twenty

Chairman of the Board shall be appointed by Party B , vice-chairman shall be appointed by Party A.


Article Twenty-one

When either party to the joint venture intends to appoint or replace Directors, a written notice shall be submitted to the Board.

Article Twenty-two

The Board of Directors shall at least convene on meeting every year. An interim meeting of the Board of Directors may be held based on a proposal made by more than one-third of the total number of Directors.

Article Twenty-three

The location of the Board meeting shall be decided by Party A and Party B, either to be on the location of Party A in China, or on the location of Party B abroad.

Article Twenty-four

The Board meeting shall be called and presided over by the chairman. Should the chairman be absent, the vice chairman shall call and preside over the Board meeting.

Article Twenty-five

The chairman shall file each director a written notice 30 days before the date of the Board meeting. The notice shall cover the agenda, time and place of the meeting.

Article Twenty-six

Should a director be unable to attend the Board meeting, he may present a proxy in written form to the Board. In case the director neither attends nor entrusts others to attend the meeting, he will be regarded as abstention.

Article Twenty-seven

The Board meeting requires a quorum of over two-thirds of the total number of the Directors. Otherwise, the decisions adopted by the Board meeting are considered invalid.

Article Twenty-eight

Detailed written minutes shall be made for each Board meeting and signed by all the attending Directors or by the attending proxy. The record shall be made in Chinese (and English) and be filed with the company.

Article Twenty-nine

Issues which have been unanimously or mostly agreed upon by the Board of Directors shall be carried out according to Article 22 in Chapter 8 of the Contract, other issues shall be passed by over half of the total number.

Chapter 5   Business Management Office

Article Thirty

The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, appointed by Party A.

Article Thirty-one

The general manager is directly responsible to the Board of Directors. He shall carry out the decisions of the Board meeting and organize and conduct the daily management of the joint venture company.

Article Thirty-two

The term of office for the general manager shall be 4 years, and may be renewed if continuously appointed by the Board of Directors.

Article Thirty-three

At the invitation of the Board of Directors, the chairman, vice-chairman or Directors of the Board may concurrently be the general manager, or other high-ranking personnel of the joint venture company.

Article Thirty-four

The general manager, deputy general managers who ask for resignation shall submit their written reports to the Board of Directors in advance.

Article Thirty-five

The high ranking personnel who are hired and work in the company shall not hold positions in other economic organizations in commercial competition with their own joint venture company.

Article Thirty-six

In case of graft or serious dereliction of duty on any above-mentioned persons, the Board of Directors shall have the power to dismiss them at any time. Those who violate the criminal law shall be under criminal sanction. If the Board cannot be called in time, the chairman of the Board may ask in written notes for the opinions of the members of the Board.


Chapter 6   Finance and Accounting

Article Thirty-seven

The finance and accounting of the joint venture company shall be handled in accordance with the "Stipulations of the Finance and Accounting System of the Joint Ventures Using Chinese and Foreign Investment" formulated by the Ministry of Finance of the People's Republic of China.

Article Thirty-eight

The fiscal year of the joint venture company shall coincide with the calendar year, i.e., from January 1 to December 31 on the Gregorian Calendar.

Article Thirty-nine

All vouchers, account books, statistic statements and reports of the joint venture company shall be written in Chinese (English will be currently used for Main documents).

Article Forty

The joint venture company adopts RMB as its accounts keeping unit. The conversion of RMB into other currency shall be in accordance with the exchange rate of the converting day published by the State Administration of Exchange Control of the people's Republic of China.
Article Forty-one

The joint venture company shall open accounts in RMB and foreign currency with the Bank of China or other banks agreed by the Bank of China.

Article Forty-two

The accounting of the joint venture company shall adopt the internationally used accrual basis and debit and credit accounting system in their work.

Article Forty-three

The following items shall be covered in the financial accounts books:

        * The amount of overall cash income and expense of the joint venture company

        *   All material purchasing and selling of the joint venture company

        * The registered capital and debts of the joint venture company

        * The time of payment, increase and assignment of the registered capital of the joint venture company

Article Forty-four

The joint venture company shall work out the statement of assets, liabilities, losses and gains accounts of the past year in the first three months of each fiscal year, and submit to the Board meeting for approval after being examined and signed by the auditor.

Article Forty-five

Each party to the joint venture has the right to hire an auditor to undertake annual financial check and examination at their own expense. The joint venture company shall provide convenience for the checking and examination.

Article Forty-six

The depreciation period for the fixed assets of the joint venture company shall be decided by the Board of Directors in accordance with the "Rules for the Implementation of the Income Tax Law of the People's Republic of China Concerning Joint Ventures with Chinese and Foreign Investment."

Article Forty-seven

All matters concerning foreign exchange shall be handled in accordance with the "Provisional Regulations for Exchange Control of the People's Republic of China", and other pertaining regulations as well as the stipulations of the joint venture contract.

Chapter 7   Profits Sharing

Article Forty-eight

The joint venture company shall draw reserve funds, development funds and bonuses and welfare funds for staff and workers after payment of taxes. The proportion of allocation is decided by the Board of Directors.

Article Forty-nine

The joint venture company shall not distribute profits until the losses of previous fiscal year have been made up. Remaining profit from the previous year can be distributed together with that of the current year.

Article Fifty

After paying the taxes in accordance with law and drawing the various funds, the remaining profits will be distributed according to the proportion of each party's investment in the registered capital.

Chapter 8   Staff and Workers

Article Fifty-one

The employment, recruitment, dismissal and resignation of the staff and workers of the joint venture company and their salary, welfare benefits, labor insurance, labor protection, labor discipline and other matters shall be handled according to the "Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment" and its implementation rules.

Article Fifty-two

The joint venture company has the right to take disciplinary actions, such as warning, suspending the salary while keeping the post, reducing salary and dismissing from the post, against those staff members and workers who violate the rules and regulations of the joint venture company and labor disciplines. Dismissal of workers shall be filed with the local labor and personnel department.

Article Fifty-three

The salary of the staff and workers shall be set by the Board of Directors according to the specific situation of the joint venture, with reference to pertaining stipulations of China.

Chapter 9   Duration, Termination and Liquidation

Article Fifty-four

The duration of the joint venture company shall be 50 years, starting from the date of issue of the Business License.

Article Fifty-five

An application for the extension of duration shall, proposed by two Parties and approved at the Board meeting, be submitted to the original examination and approval authority six months prior to the expiry date of the joint venture. Only upon its approval may the duration be extended after the joint venture company goes through the registration formalities for the alteration at the original registration office.

Article Fifty-six

The joint venture company may be terminated before its expiration in case the Parties to the joint venture agree unanimously that the termination of the joint venture is for the best interest of the Parties. To terminate the joint venture before the term expires shall be decided by the Board of Directors through a plenary meeting, and it shall be submitted to the original examination and approval authority for approval.

Article Fifty-seven

Upon the expiration or termination of the joint venture before its term ends, the Board of Directors shall work out procedures and principles for the liquidation, nominate personnel for the liquidation committee, and set up the liquidation committee for liquidating the joint venture company's assets.

Article Fifty-eight

The tasks of the liquidation committee are:

        * To conduct thorough check of the property of the joint venture company, its claim and indebtedness;

        * To work out the statement of assets and liabilities and list of property;

        * To formulate a liquidation plan, which will be carried out upon approval of the Board of Directors.

Article Fifty-nine

During the process of liquidation, the liquidation committee shall represent the company to sue and be sued.

Article Sixty

The remaining property after the clearance of debts of the joint venture company shall be distributed among the Parties to the joint venture according to the proportion of each party's investment in the registered capital.

Article Sixty-one

The liquidation expenses and remuneration to the members of the liquidation committee shall be paid in priority from the existing assets of the joint venture.

Article Sixty-two

After the termination of the joint venture company, its account books shall be left in the care of the Party A.


Chapter 10   The Trade Union Organization

Article Sixty-three

The staff and workers of the joint venture company have the right to establish the trade union organization and carry out activities in accordance with the stipulations of the "Trade Union Law of the People's Republic of China".

Article Sixty-four

The trade union in the joint venture company represents the interests of the staff and workers. The tasks of the trade union are:

        * To protect the democratic rights and the material interests of the staff and workers pursuant to the law;

        * To assist the joint venture company to arrange and make rational use of welfare funds and bonuses;

        * To organize political, professional, scientific and technical studies, carry out literary, art and sports activities; and

        * To educate staff and workers to observe labor discipline and strive to fulfill the economic tasks of the joint venture company.

Article Sixty-five

Persons in charge of the trade union of the joint venture company have the right to attend as non-voting members and to report the opinions and demands of staff and workers to meetings of the managers held to discuss issues such as production and operational activities, bonuses and welfare, etc.


Chapter 11  Rules and Regulations

Article Sixty-six

Following are the rules and regulations to be formulated by the joint venture and approved by the Board of Directors:

        * Managing regulations, including the function and power of the managerial branches and its working rules and procedures;

        *   Rules for the staff and workers;

        *   System of labor and salary;

        * System of work attendance record, promotion, awards and penalty for staff members and workers;

        *   Detailed rules of staff and workers' welfare;

        *   Financial system;

        *   Other necessary rules and regulations.


Chapter 12   Supplementary Articles

Article Sixty-seven

The amendments to the Articles of Association shall be unanimously agreed on and decided by the Board of Directors and submitted to the original examination and approval authority for approval.

Article Sixty-eight

The Articles for Association is written in Chinese language and English language, the Chinese version shall prevail.

Article Sixty-nine

The Articles of Association shall come into effect upon the approval by the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China (or its entrusted examination and approval authority).

Article Seventy

The Article of Association is signed in Xianyang, Shaanxi, China by the authorized representatives of the two Parties on Dec. 8, 1996.


Party A:          Xianyang Pianzhuan Development Co., Ltd.



(Signature):      ..........................................................



Party B:          Asia Electronics Holding Co. Inc.



(Signature):      ..........................................................